Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The Stratton Funds Inc., and to the use of our report dated February 18, 2015 on the financial statements and financial highlights of Stratton Mid Cap Value Fund, Stratton Real Estate Fund, and Stratton Small Cap Value Fund, a series of The Stratton Funds, Inc. Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders, which is incorporated by reference on Form N-14.

Philadelphia, Pennsylvania

July 31, 2015